Exhibit 5.2

Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017

May 31, 2024

Eureka Acquisition Corp

c/o Ogier Global (Cayman) Limited

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Eureka Acquisition Corp, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-1 (File No.: 333-277780) (including all amendments, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering by the Company (the “Offering”) pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the representative (the “Representative”) of the underwriters named therein (the “Underwriters”) of: (i) 5,000,000 units (the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right to receive one-fifth of one Class A Ordinary Share (collectively, the “Rights”); (ii) up to 750,000 Units (the “Over-Allotment Units”) for which the Underwriters have been granted an over-allotment option by the Company; (iii) all Class A Ordinary Shares and Rights issued as part of the Units and Over-Allotment Units; (iv) all Class A Ordinary Shares issuable upon the conversion of the Rights included in the Units and Over-Allotment Units; and (v) up to 230,000 Class A Ordinary Shares to be issued to the Representative or its designees as underwriter’s compensation at the closing of the Offering.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. We express no opinion to the extent that, notwithstanding the current reservation of Class A Ordinary Shares, future issuances of securities of the Company, including the Class A Ordinary Shares, and/or adjustments to outstanding securities of the Company, including the Rights underlying the Units, may cause the number of Class A Ordinary Shares underlying the Units, including the Class A Ordinary Shares issuable upon conversion of the Rights underlying the Units, to exceed the number that remain authorized but unissued.

Because the agreements governing the Rights, the Units and the Over-Allotment Units contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Cayman Islands.

Based upon the foregoing, we are of the opinion that:

When the Registration Statement becomes effective under the Act, and when the Units, the Over-allotment Units and the Rights (including the Rights issuable in connection with the Over-Allotment Units) are duly issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Units, the Overallotment Units and the Rights will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. securities counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ROBINSON & COLE LLP
ROBINSON & COLE LLP